EXHIBIT 10.1

CALL OPTION AGREEMENT

This Call Option Agreement (this “Agreement”) is entered into by and among the following parties on August 8, 2019:

(1)

Shanghai Cangyun Management Consulting Co., Ltd. (“Shanghai Cangyun”), a wholly foreign owned enterprise registered in Shanghai, People’s Republic of China (“PRC”) with its address at Room 3166, 3rd Floor, Building 6, No. 1328, Yixian Road, Baoshan District, Shanghai, PRC;

(2)

Xingtao ZHOU (ID Card No.: 【510106197905196219】) (“Shareholder A”), a PRC citizen with an address at 【No. 2, unit 4, building 8, no. 8, chandian zi youmiao road, jinniu district, chengdu】, PRC;

(3)

Wei WANG (ID Card No.: 【110103197902030930】) (“Shareholder B”), a PRC citizen with an address at 【No. 14, lane 1, dongxiao city, chongwen district, Beijing】, PRC; and

(4)

Yaqin FU (ID Card No.: 【650204196402220028】) (“Shareholder C”, together with Shareholder A and Shareholder B, “Shareholders” and each, a “Shareholder” ), a PRC citizen with an address at 【No. 88, lane 7171, shenjiang road, pudong new area, Shanghai】PRC.

Shanghai Cangyun and Shareholders are hereinafter jointly referred to as the “Parties” and individually, as a “Party”.  Each of Shareholders’ obligations under this Agreement shall be joint and several.

Whereas:

(A)

Shareholder A, Shareholder B and Shareholder C are all of the registered shareholders of Hainan Cangbao Tianxia Cultural Relic Co., Ltd.,Cangbao Tianxia（Shanghai）Cultural Relic Co., Ltd.The former limited liability company registered in Hainan, PRC with its address at Room 609, 6th Floor, Shengda Plaza, No. 61, Guoxing Ave. Meilan District, Haikou City, Hainan Province, PRC, the later limited liability company registered in shanghai,PRC with its address at room 169, area C, 5th floor, building 1, no.6 kangye road, zhujiajiao town, qingpu district,hereinafter both of them referred to as “Domestic Company”), and respectively hold 56%, 24% and 20% of the equity interests in the two Domestic Companys.  The basic information of Domestic Company as of the date of execution of this Agreement is set forth in Appendix I.

(B)

The Shareholders are willing to transfer to Shanghai Cangyun, and Shanghai Cangyun is willing to accept, all their respective equity interests in the Domestic

Company following the execution hereof to the extent permitted by PRC Law and by the relevant PRC regulators.

(C)

In order to effect the above equity transfer, the Shareholders agree to jointly grant Shanghai Cangyun, and Shanghai Cangyun is willing to receive from the Shareholders, an irrevocable call option (hereinafter the “Call Option” or “Option”), under which the Shareholders shall transfer the Option Equity (as defined below) to Shanghai Cangyun and/or its designated entity(ies) or individual(s) when such Call Option become exercisable and is exercised by Shanghai Cangyun.

Therefore, the Parties enter into this Agreement as follows upon friendly negotiation:

1.

Definitions

1.1

Unless the context otherwise requires, the following terms in this Agreement shall have the following meanings:

“Business Permits” shall mean any approvals, permits, filings, or registrations, which are required for Domestic Company to legally and validly operate all its businesses under the then applicable PRC Law, including, but not limited to, the Business License, Tax Registration Certificate, and the applicable approval or filing regarding trading of cultural relics.

“Domestic Company Assets” shall mean, in respect of Domestic Company, all the tangible and intangible assets which Domestic Company owns or has the right to use during the term of this Agreement, including but not limited to any immoveable and moveable assets, and such intellectual property rights such as trademarks, copyrights, patents, proprietary know-how, domain names and software use rights.

“Option Equity” shall mean the equity interest held by the Shareholders in the Domestic Company.

“PRC Law” shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC.

“Transfer Price” shall mean the price to be paid by Shanghai Cangyun or its designated entity or individual to the Shareholders as consideration for the Option Equity in respect of which the Option is exercised, which shall equal the lowest price permitted by then effective PRC Law.

1.2

The references to any PRC Law herein shall be deemed:

(1)

to include references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2)

to include references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3

Unless otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant article, clause, item or paragraph of this Agreement.

2.

Grant of Call Option

2.1

The Shareholders hereby grant Shanghai Cangyun irrevocably, pursuant to the terms and conditions set out in this Agreement, with a Call Option, under which Shanghai Cangyun shall have the right to require the Shareholders to transfer all or part of the Option Equity to Shanghai Cangyun or its designated entity(ies) or individual(s) to the extent permitted by PRC Law.

2.2

Shanghai Cangyun hereby accepts the Call Option granted by Shanghai Cangyun pursuant to Article 2.1 above.

3.

Exercise of Option

3.1

To the extent permitted by PRC Law and not specifically dealt with under this Agreement, Shanghai Cangyun shall have the sole discretion to determine the timing and method for exercising the Option.

3.2

To the extent that the then applicable PRC Law permits Shanghai Cangyun and/or its designated entity(ies) or individual(s) to hold all the equity interests in Domestic Company, then Shanghai Cangyun shall have the right to exercise the Call Option in respect of the entire amount of the Option Equity; to the extent that the then applicable PRC Law permits Shanghai Cangyun and/or its designated entity(ies) or individual(s) to hold only part of the equity interests in Domestic Company, Shanghai Cangyun shall have the right to exercise the Call Option in respect of the equity interests in Domestic Company up to the maximum amount permitted by the then applicable PRC Law (hereinafter the “Shareholding Limit”).  In the latter case, Shanghai Cangyun shall have the right to exercise the Call Option at multiple times in line with the gradual deregulation of PRC Law on the Shareholding Limit, and ultimately elect to exercise the Call Option in respect of all the remaining Option Equity when the Shareholding Limit is fully lifted.

3.3

Shanghai Cangyun may, on each occasion, exercise the Call Option by issuing to the Shareholders a notice for exercising the Call Option substantially in the form set forth in Appendix II hereto (hereinafter the “Exercise Notice”).  Notwithstanding the preceding sentence, if and when Shareholder becomes deceased, mentally incapacitated or is otherwise lacking in or has limitations in civil capacity (each a “Trigger Event”), the Call Option shall be deemed automatically exercised upon the occurrence of a Trigger Event and no notice shall be required to be issued by Shanghai Cangyun to the Shareholders.

3.4

The Shareholders hereby undertake that upon the issuance by Shanghai Cangyun of a Exercise Notice or upon the occurrence of a Trigger Event:

(1)

if an appraisal is required by relevant government authorities, they shall engage a qualified valuation firm chosen by Shanghai Cangyun to value the Option Equity specified in writing by Shanghai Cangyun and agree with Shanghai Cangyun the amount of the Transfer Price of such Option Equity within fourteen (14) days of the date of the Exercise Notice or the date of the occurrence of Trigger Event;

(2)

thereafter, and in any event no later than five (5) days following the completion of the matters described in paragraph (1) above, they shall convene a shareholders’ meeting and adopt a shareholders’ resolution at such shareholders’ meeting approving the transfer of the Option Equity at the Transfer Price, and take all other necessary or desirable actions to effect the transfer to Shanghai Cangyun and/or its designated entity(ies) or individual(s) of such Option Equity;

(3)

concurrently with the passing of the shareholders’ resolution described in paragraph (2) above, they shall enter into an equity transfer agreement with Shanghai Cangyun and/or its designated entity(ies) or individual(s) for the transfer of the amount of the Option Equity to Shanghai Cangyun and/or its designated entity(ies) or individual(s) at the Transfer Price; such equity transfer agreement shall be in form and substance satisfactory to Shanghai Cangyun; and

(4)

they shall at all times provide Shanghai Cangyun with full support and cooperation (including providing and executing all the relevant legal documents, processing all the procedures for government approvals and registrations and bearing all the relevant obligations) in accordance with the requirements of Shanghai Cangyun and applicable PRC Law in order to effect the transfer of the Option Equity in accordance with the terms of the equity transfer agreement.

3.5

Shanghai Cangyun or its designated entity(ies) or individual(s) shall pay to the Shareholders the Transfer Price within the time specified in the relevant equity transfer agreement.

3.6

Upon the execution of this Agreement, each of the Shareholders shall respectively enter into a power of attorney (hereinafter the “Power of Attorney”) to authorize a person acceptable to Shanghai Cangyun to sign, on behalf of such Shareholder and according to this Agreement, any and all legal documents necessary for the transfer of the Option Equity to Shanghai Cangyun or its designated entity or individual upon Shanghai Cangyun’s exercising of the Option.  Such Power of Attorney shall be delivered to Shanghai Cangyun and Shanghai Cangyun may, at any time if necessary, require the Shareholders to respectively execute multiple copies of the Power of Attorney and deliver the same to the relevant government authority.

4.

Representations and Warranties

4.1

Each of the Shareholders hereby represents and warrants as follows:

(a)

Each of the Shareholders is a PRC citizen with power and capacity to execute and perform his obligations under this Agreement.

(b)

The execution and performance of this Agreement by the Shareholders do not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting Shareholders, nor do they violate any agreements between Shareholders and any third party or any covenants made to any third party.

(c)

This Agreement constitutes the lawful, valid and enforceable obligations of the Shareholders.

(d)

The Shareholders are the only legal owners of the Option Equity, with no existing dispute concerning the ownership of the Option Equity.  The Shareholders have the right to dispose of the Option Equity or any part thereof.

(e)

Except for the pledge created over the Option Equity and the pledgor’s rights set forth under the Equity Pledge Agreement entered into by the Shareholders and Shanghai Cangyun, there is no other encumbrance or third party interest in respect of the Option Equity.

(f)

Domestic Company owns all Business Permits as necessary for its operations and other business relating to its current business structure.  Domestic Company has conducted its business legally since its establishment and has not acted in any way that has violated or may violate the regulations and requirements set forth by the government departments of commerce and industry, tax, education, quality and technology supervision, labor and social security and others; nor has it been involved in any disputes in respect of breach of contract.

4.2

Shanghai Cangyun hereby represents and warrants as follows:

(a)

Shanghai Cangyun is a wholly owned foreign enterprise duly registered and existing under PRC Law.

(b)

Shanghai Cangyun has the power to execute and perform its obligations under this Agreement.  The execution and performance of this Agreement by Shanghai Cangyun is in compliance with the articles of association or other organizational documents of Shanghai Cangyun, and Shanghai Cangyun has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement.

(c)

The execution and performance of this Agreement by Shanghai Cangyun does not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting Shanghai Cangyun, nor does it violate any agreements between Shanghai Cangyun and any third party or any covenants made to any third party.

(d)

This Agreement constitute lawful, valid and enforceable obligations of Shanghai Cangyun.

5.

Undertakings by the Shareholders

Each of the Shareholders hereby makes the following undertakings:

5.1

During the term of this Agreement, it must take all necessary measures to ensure that Domestic Company has obtained all the Business Permits in a timely manner and all the Business Permits remain effective at all times.

5.2

During the term of this Agreement, without the prior written consent of Shanghai Cangyun:

5.2.1

no Shareholders shall transfer or otherwise dispose of any Option Equity or create any encumbrance or other third party right over any Option Equity;

5.2.2

it shall not increase or decrease the registered capital of Domestic Company;

5.2.3

it shall not dispose of or cause the management of Domestic Company to dispose of any of Domestic Company Assets (except in the ordinary course of business);

5.2.4

it shall not appoint or replace any executive directors or members of the board of directors (if any), supervisors or any other management personnel of Domestic Company;

5.2.5

it shall not declare or distribute any profit or dividend;

5.2.6

it shall ensure that Domestic Company maintain its valid existence and prevent Domestic Company from being shut down, liquidated or dissolved;

5.2.7

it shall not amend the Articles of Association of Domestic Company;

5.2.8

it shall not change the business scope, the business model, the market strategy of the Domestic Company or adjust significantly the client relationship; and

5.2.9

it shall ensure that Domestic Company not lend or borrow any money, or provide guarantee or security in any form, or assume any material obligations other than in the ordinary course of business.

5.3

It must make all its efforts during the term of this Agreement to develop the business of Domestic Company, and ensure that the operations of Domestic Company are legal and in compliance with the PRC Law and that it shall not engage in any actions or omissions which might adversely affect Domestic Company Assets, the Domestic Company’s business reputation, or affect the validity of the Business Permits of Domestic Company.

6.

Confidentiality

The Parties acknowledge and confirm that any oral or written information exchanged among them with respect to this Agreement constitutes confidential information.  The Parties shall maintain the confidentiality of all such information.  Without the prior written consent of the Party who had provided such information, none of the Parties shall disclose any confidential information to any third party, except in the following circumstances: (a) such information is or comes into the public domain (through no fault or disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal or financial advisors regarding the transactions contemplated hereunder, and such legal or financial advisors are also bound by duties of confidentiality similar to the duties set forth in this Article.  Disclosure of any confidential information by the staff or employee of any Party shall be deemed as disclosure of such confidential information by such Party, for which the Party shall be held liable for breach of this Agreement.  This Article shall survive the termination of this Agreement for any reason.

7.

Term of Agreement

This Agreement shall become effective upon the execution of this Agreement by the Parties and shall terminate after all of the Option Equity has been transferred to Shanghai Cangyun and/or its designated entity(ies) or individual(s) in accordance with the provisions contained herein.

8.

Notices

All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to either Party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the following addresses (or at such other address for such Party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) days after delivery to or pickup by the overnight courier service:

If to Shanghai Cangyun:

Shanghai Cangyun Management Consulting Co., Ltd.

Address:

Room 3166, 3rd Floor, Building 6, No. 1328, Yixian Road, Baoshan District, Shanghai, PRC

Telephone:

【15880203378】

Email:

【martin5033@126.com】

Attention:

【Tsang Yung Lap】

with copies (which shall not constitute notice) to:

Beijing yingke (guangzhou) law firm

Email:

563254315@qq.com

Attention:

Zhiquan Chen

If to Shareholder A:

Xingtaoi ZHOU

Address:

【No. 2, unit 4, building 8, no. 8, chandian zi youmiao road, jinniu district, chengdu】

Telephone:

【15384445544】

Email:

【15884445544@163.com】

If to Shareholder B:

Wei WANG

Address:

【No. 14, lane 1, dongxiao city, chongwen district, Beijing】

Telephone:

【13828776181】

Email:

【1207982029@qq.com】

If to Shareholder C:

Yaqin Fu

Address:

【No. 88, lane 7171, shenjiang road, pudong new area, Shanghai】

Telephone:

【13020141771】

Email:

【2448892378@qq.com】

9.

Liability for Default

9.1

The Parties agree and confirm that, if any Party (hereinafter the “Defaulting Party”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations under this Agreement, it shall constitute a default under this Agreement (hereinafter a “Default”), and any of the non-defaulting parties shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a non-defaulting party notifying the Defaulting Party in writing and requiring it to rectify the Default, a non-defaulting party shall have the right at its own discretion to select any of the following remedial measures:

(1)

to terminate this Agreement and require the Defaulting Party to indemnify it for all damages suffered; or

(2)

to seek mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all damages suffered.

9.2

The Parties agree and confirm that in no circumstances shall any Shareholder request the termination of this Agreement for any reason.

9.3

The rights and remedies prescribed herein are cumulative, and other rights or remedies prescribed by the law are not precluded.

9.4

Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

10.

Applicable Law and Dispute Resolution

10.1

The formation, effect, interpretation, performance, amendment, termination and dispute resolution of this Agreement shall be governed by PRC laws.

10.2

Any dispute arising from the interpretation and performance of this Agreement shall first be resolved through friendly consultations by the Parties.  If the dispute fails to be resolved within thirty (30) days after one Party gives notice requesting consultations to the other Party, either Party may submit such dispute to China International Economic and Trade Arbitration Commission (hereinafter the “CIETAC”) for arbitration in Shanghai in accordance with the then effective arbitration rules of the CIETAC.  The arbitration panel shall consist of four (4) arbitrators who may or may not be on the CIETAC’s list of arbitrators, of which one arbitrator shall be selected by Shanghai Cangyun and one arbitrator shall be jointly selected by the Shareholders.  The fourth arbitrator, who shall be the chairman of the arbitration panel, shall be jointly selected by the two arbitrators selected by the Parties and shall not be a citizen of the United States or the PRC, shall be fluent in both English and Chinese and shall have expertise in the area of the dispute.  The arbitration award shall be final and binding on all Parties.

10.3

During the existence of any dispute, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute.

11.

Miscellaneous

11.1

Shanghai Cangyun may, upon notice to the Shareholders but without Shareholders’ consent, assign Shanghai Cangyun’s rights and/or obligations hereunder to any third party.  The Shareholders may not, without Shanghai Cangyun’s prior written consent, assign any of the Shareholders’ rights, obligations and/or liabilities hereunder to any third party.  Successors or permitted assignees (if any) of the Shareholders shall be bound by, and continue to perform, the obligations of the Shareholders under this Agreement.

11.2

This Agreement is made in four (4) originals in both English and Chinese.  Each Party shall keep one (1) original of each language version.  The two language versions shall be equally valid.  In the event that there is any discrepancy between the Chinese and English versions, the arbitration panel as constituted pursuant to Article 10.2 shall decide which version more accurately reflects the true intention of the Parties.

11.3

This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the Parties hereto.

11.4

No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the Parties.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party’s rights or privileges hereunder or shall be deemed a waiver of such Party’s rights to exercise the same at any subsequent time or times hereunder.

11.5

If any provision of this Agreement is deemed or becomes invalid, illegal or unenforceable, such provision shall be construed or deemed amended to conform to applicable laws so as to be valid and enforceable; or, if it cannot be so construed or deemed amended without materially altering the intention of the Parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

11.6

Each Party shall use its commercially reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as may be necessary or desirable to give effect to the terms and intent of this Agreement and any ancillary documents.

**REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date first above written.

Shanghai Cangyun Management Consulting Co., Ltd.

(seal)

By:

/s/ Yung Lap Tsang

Title:

________________________

Shareholders of the Domestic Company:

Xingtao ZHOU: /s/ Xingtao ZHOU

Wei WANG: /s/ Wei Wang

Yaqin FU: /s/ Yaqin FU

[Execution Page of Call Option Agreement Dated _8 August_, 2019]

Appendix I

Basic Information of the Domestic Company

Company Name:

Hainan Cangbao Tianxia Cultural Relic Co., Ltd.

Registered Address:

Room 609, 6th Floor, Shengda Plaza, No. 61, Guoxing Ave. Meilan District, Haikou City, Hainan Province,

Registered Capital:

RMB 10,000,000

Equity Structure:

Xingtao ZHOU  – 56%

Wei WANG – 24%

Yaqin FU – 20%

Company Name:

Cangbao Tianxia（Shanghai）Cultural Relic Co., Ltd.

Registered Address:

Room 169, area C, 5th floor, building 1, no.6 kangye road, zhujiajiao town, qingpu district,Shanghai City

Registered Capital:

RMB 33,000,000

Equity Structure:

Xingtao ZHOU  – 56%

Wei WANG – 24%

Yaqin FU – 20%

Appendix II

Form of Option Exercise Notice

To: [Xingtao ZHOU/Wei WANG/Yaqin FU]

We hereby refer to the Call Option Agreement entered into between you and our company as of August 8, 2019 (hereinafter the “Option Agreement”), under which you had agreed to transfer the equity interests you hold in Hainan Cangbao Tianxia Cultural Relic Co., Ltd. (hereinafter the “Domestic Company”) to our company or any third parties designated by our company on demand by our company to the extent as permitted by PRC Law and regulations.

Therefore, we hereby notify you as follows:

Our company hereby exercises the Call Option under the Option Agreement and requires you transfer to [our company / name of entity / individual designated by our company] the equity interests you hold in the Domestic Company totaling [100]% of the total equity interests of the Domestic Company in accordance with the provisions set forth in the Option Agreement.

Best regards,

Shanghai Cangyun Management Consulting Co., Ltd.  (Seal)

By:

/s/ Yung Lap Tsang (signature)

Title:

________________________

Date:

________________________